Exhibit F

[Letterhead of Arnold & Porter Kaye Scholer LLP]

February 26, 2018

Ministry of Economy and Finance

    of the Republic of Panama

P.O. Box 2694, Zona 3

Panama, Republic of Panama

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Panama (“Panama”) in connection with the preparation of the registration statement under Schedule B filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Panama is registering $1,000,000,000 aggregate principal amount of its debt securities and warrants (the “Securities”) to be offered and sold from time to time as set forth in the Registration Statement and the prospectus (the “Prospectus”) contained therein. We are familiar with (a) the form of Fiscal Agency Agreement (including the forms of Note) dated as of September 26, 1997, previously filed as part of Panama’s Registration Statement on Schedule B (Registration No. 333-8558), as amended by Amendment No. 1 dated as of September 4, 2003, which was filed as part of Amendment No. 5 to Panama’s annual report on Form 18-K for the fiscal year ended December 31, 2001, Amendment No. 2 dated as of February 13, 2015, which was filed as part of Amendment No. 1 to Panama’s annual report on Form 18-K for the fiscal year ended December 31, 2013, and Amendment No. 3 dated as of October 26, 2016, which was filed as part of Amendment No. 1 to Panama’s annual report on Form 18-K for the fiscal year ended December 31, 2015, each such amendment made a part of the Registration Statement (as amended, the “Fiscal Agency Agreement”), and (b) the form of Underwriting Agreement previously filed as part of Panama’s Registration Statement on Schedule B (Registration No. 333-8558) and made a part of the Registration Statement (together with the Fiscal Agency Agreement, the “Agreements”).

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Panama to enter into the Agreements and cause the issuance of the Securities, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation.

Ministry of Economy and Finance

of the Republic of Panama

February 26, 2018

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Panama, we have relied upon the opinion of Rigoberto González Montenegro, Procurador de la Administración of Panama, a copy of which is being filed as an exhibit to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Securities have been duly authorized, issued, and executed by Panama and authenticated, delivered, and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Securities will constitute valid and legally binding obligations of Panama under the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP